UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) April 14, 2006

ATSI Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation

1-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

8600 Wurzbach, Suite 700W San Antonio, Texas (Address of Principal Executive Offices)	78240 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 - Other Events

Item 8.01. Other Events.

On April 14, 2006, the Company filed an amended Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005 and amended Quarterly Reports on Form 10-QSB for the three months ended April 30, 2005, October 31, 2005 and January 31, 2006 to restate the affected financial statements previously filed with the Securities and Exchange Commission.

As previously indicated, the Company hired outside consultants specializing in the accounting of derivative instruments. As a result of a thorough review of its accounting and financial disclosure of embedded derivatives it was concluded that the Company is required to record the conversion features and the warrants on its balance sheet at fair value with changes in the values of these derivatives reflected in the consolidated statement of operations as “Gain (loss) on embedded derivative liabilities.” The following are the Gain (loss) on embedded derivative liabilities recognized:

•	For the fiscal year ended July 31, 2005, the Company recorded a cumulative non-cash gain on embedded derivative liabilities of $5,022,000 on its consolidated financial statemements.

•	For the quarter ended October 31, 2005, the Company recorded a non-cash (loss) on embedded derivative liabilities of $48,132 on its consolidated financial statemements.

•	For the quarter ended January 31, 2006, the Company recorded a non-cash (loss) on embedded derivative liabilities of $38,132 on its consolidated financial statemements.

The gain (loss) is as a result of the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain, warrants, and embedded derivatives in the Company’s debt instruments that have been bifurcated and accounted for separately.

For complete financial results for the restated periods, please refer to the Company’s amended form 10KSB and 10QSB’s for the subject periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATSI Communications, Inc.
Dated: April 17, 2006

By:	/s/ Antonio Estrada
Antonio Estrada
Corporate Controller